Exhibit 99.1

GOLDEN FALCON ACQUISITION CORP.

ANNOUNCES ADJOURNMENT OF SPECIAL MEETING OF STOCKHOLDERS

TO DECEMBER 20, 2022

New York, December 16, 2022 — Golden Falcon Acquisition Corp. (NYSE: GFX.U, GFX, GFX WS) (the “Company” or “Golden Falcon”) today announced that the special meeting in lieu of the 2022 annual meeting of stockholders of the Company (the “Special Meeting”), originally scheduled on December 16, 2022, at 11:00 a.m. Eastern Time, was convened and then adjourned, without conducting any business, to recommence on December 20, 2022, at 11:00 a.m. Eastern Time at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102.

The Special Meeting is being held for the purposes of considering and voting on (a) a proposal to amend the Company’s amended and restated certificate of incorporation (the “Charter Amendment”), to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional six months, from December 22, 2022 to June 22, 2023 or such earlier date as determined by the Company’s board of directors (the “Board”) (such later date, the “Extended Date”); (b) a proposal to amend the Investment Management Trust Agreement, dated as of December 17, 2020, by and between the Company and Continental Stock Transfer & Trust Company to provide for the Extension to the Extended Date pursuant to the Charter Amendment; (c) a proposal to re-elect two directors to the Board, with each such director to serve until the second annual meeting of stockholders following the Special Meeting or until his or her successor is elected and qualified; and (d) a proposal to ratify the selection by the Company’s audit committee of Marcum, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The record date for the Special Meeting remains the close of business on November 7, 2022. Stockholders who have not submitted their proxy for the Special Meeting, or who wish to change or revoke their proxy, are urged to do so promptly. Stockholders who have previously submitted their proxy and do not wish to change or revoke their proxy need not take any action. If you are a stockholder of record and have questions or need assistance voting your shares, please contact the Company’s proxy solicitor at: Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, phone: (800) 662-5200 (banks and brokers: (203) 658-9400), email: GFX.info@investor.morrowsodali.com.

Further information related to attendance, voting and the proposals to be considered and voted on at the Special Meeting is described in the definitive proxy statement related to the Special Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 21, 2022 (the “Definitive Proxy Statement”).

About Golden Falcon Acquisition Corp.

Golden Falcon Acquisition Corp. is a New York Stock Exchange-listed special purpose acquisition company.

Golden Falcon management’s combined experience includes over 100 years of investment banking, private equity and executive management experience and over 230 transactions with an aggregate value of over $450 billion globally. Golden Falcon brings a transatlantic network of relationships with entrepreneurs, family-owned businesses, large corporations, sovereign wealth funds, private equity, venture capital and asset management firms to help finance, support and grow its business combination partner.

In addition, Golden Falcon’s board members and strategic advisory group bring extensive expertise in operating, financing, and investing in leading companies. They have held leadership positions with multinational corporations, where they established a proven track record of creating shareholder value, organically as well as through strategic transactions.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the approval of certain proposals at the Special Meeting or the implementation of the Extension. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Definitive Proxy Statement, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

The Definitive Proxy Statement has been mailed to the Company’s stockholders of record as of the record date for the Special Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement because it contains important information about the Special Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Golden Falcon Acquisition Corp., 850 Library Avenue, Suite 204, Newark, DE 19711.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposals to be considered and voted on at the Special Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Contacts

Salamander Davoudi, Tancredi Intelligent Communication, fullcirclecapital@tancredigroup.com